Exhibit 4(q)

AXA EQUITABLE LIFE INSURANCE COMPANY

APPLICATION FOR EQUI-VEST STRATEGIES EDC (SERIES 901) GROUP FLEXIBLE PREMIUM

COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

(Consisting of Parts A and B)

Part A

Section I - Application and Agreement for Participation in EQUI-VEST® Strategies Contract

1. Distributor (Please check one)	☐ AXA Advisors ☐ AXA Distributors

2. Type of EQUI-VEST Strategies Contract	Employee Deferred Compensation 457(b) Plan (EDC) – Governmental Plans Only

3. Employer and Plan Information

Employer’s Name: ______________________________________________________________________

Employer’s Address: ____________________________________________________________________

Number and Street (If non-U.S., Registered Representative must contact Branch.)

_____________________________________________________________________

Attention

_____________________________________________________________________

City                                     State                                         Zip Code

Employer’s Federal Taxpayer’s Identification Number: ________________________________________

Plan Name: ___________________________________________________________________________

Plan’s Contact Person Name: _____________________________________________________________

Contact’s Telephone Number: ___________________________ extension _________________________

Contact’s Email Address: ________________________________________________________________

4. Key Registered Representative or Broker of Record’s Name and Code Number

Name: _______________________________________________________________________________

Code Number: _________________________________________________________________________

Firm Name (Broker): ___________________________________________________________________

CV #:                      (For Internal Use Only)

5. Plan Effective Date	Indicate the date the Plan went into effect. Year __________ Month __________ Day _________

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6. Administrative Charge Payment

Annual Administrative Charge for each Certificate on the last day of each Participation Year is to be:

☐ Deducted from each Participant’s Account Value

☐ Paid by the Employer

Note: Employers that elect to pay the Annual Administrative Charge must have a minimum of 5 Participants at the time the Unit is established.

7. Loan Information

Does the Plan permit Participants to take loans?    ☐ Yes    ☐ No

Unless you or your designee provides us with the loan interest rate on Participant loan requests, AXA Equitable will set the loan interest rate. We will use the rate as published in the Wall Street Journal for the Prime Interest Rate +1.00% on a calendar monthly basis.

Does the plan have a limit on the number of loans that a Participant can have under this Contract (limit may not exceed nine)?

☐ Yes    ☐  No

If Yes, please provide the maximum number of loans permitted under the Plan: _____________

8. Direct Rollover and Transfer Contributions and In-Plan Roth Conversions	Does the Plan permit: Direct Rollover Contributions? ☐ Yes ☐ No Plan-to-Plan Direct Transfer Contributions? ☐ Yes ☐ No In-Plan Roth Contributions? ☐ Yes ☐ No

9. Existing Plan Assets	Upon takeover, are existing Plan assets being transferred to an Unallocated Account maintained by the Contract until such Plan assets can be allocated to the Participants’ Accounts? ☐ Yes ☐ No

10.	Indicate which sources (Contribution types) can be made under this Plan. For Internal Use Only
Sources of Contribution	i. ☐ Employee Salary Deferrals – Pre-Tax: (Including direct transfers of amounts that were in other governmental Employer Section 457(b) plans or other funding vehicles under this plan.)	E

	ii. ☐ Employee Salary Deferrals – Designated Roth: (Including direct transfers of amounts that were in other governmental Employer Section 457(b) plans or other funding vehicles under this plan.)	H

iii. ☐ Employer Matching Contributions:

Employer Contributions matching Employee Contributions under the terms of the Plan.

(For periodic contributions and/or transfers from other funding vehicles maintained by the Plan.)

J

	iv. ☐ Employer Non-Matching Discretionary Contributions:	L

	v. ☐ Rollover Contributions – Pre-Tax (not from Roth IRA): Contributions of eligible rollover distributions directly or indirectly from eligible retirement Plans under the Code.	8

	vi. ☐ Designated Roth Rollover Contributions: Contributions of eligible Roth rollover distributions directly or indirectly from eligible retirement Plans under the Code.	Z

	vii. ☐ EDC/457 Employer Contributions: (Including direct transfers of amounts that were in other governmental Employer Section 457(b) plans or other funding vehicles under this plan.)	F

viii. ☐ Employee Non-Roth After-Tax Contributions:

Amounts reported by the Employer as having Non-Roth post-tax consequences under section 415 of the Code. (Includes loan repayment post-default – see Loan Information)

I

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11. Frequency of Plan Contributions	☐ Monthly ☐ Semi-Monthly ☐ Bi-Weekly

12. Designated Plan Administrator (If other than the Employer)

_________________________________________________________________________________________

Name of Plan Administrator                                                                                                   Telephone Number

_________________________________________________________________________________________

Address                                         City                                     State                                         Zip Code

_________________________________________________________________________________________

Contact Person Name, Title                         Email Address                                                  Fax Number

13. Designated Plan Administrator Fee

If a Designated Plan Administrator is indicated, the Plan Administrator’s fee is to be deducted from each Participant’s Account Value:    ☐  Yes    ☐  No

If yes, indicate amount for each Participant: $ _________

Frequency:    ☐  Annually             ☐  Quarterly            ☐   Monthly

14. Transaction Authorization	Please indicate whether or not Participants are authorized to execute the following transactions without the Employer’s approval:
	Investment Option Transfers	☐ Yes ☐ No

	Allocation Changes	☐ Yes ☐ No

15. Authorization Information	Please provide us with the individual(s) authorized to approve transaction(s) (i.e. loans, withdrawals etc.):

	Name:	Signature:

	Telephone Number:	Effective Date:

	Name:	Signature:

	Telephone Number:	Effective Date:

16. Investment Option Methods

Please select the investment option method that will be available to Plan Participants (select only one):

(a)    ☐  Make their own investment choices (Either Maximum Transfer Flexibility, or Maximum Investment Option Choice)

(b)    ☐  Have Maximum Transfer Flexibility

(c)    ☐  Have Maximum Investment Option Choice

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Section II – Plan Location and Contribution Reminder Statement Information

Note: This Section must be completed if the Plan wants to receive Contribution Reminder Statements. If the Plan has more than one location that wants to receive a Contribution Reminder Statement, a fully completed Section II is required for each location designated. A copy of Section II may be reproduced locally.

17. Plan Location Information	Does the location request Contribution Statements? ☐ Yes ☐ No
Is the Location Name the same as the Employer Name? ☐ Yes ☐ No

Is the Location Address the same as the Employer Address? ☐ Yes ☐ No

If either the Location Name or Address is different from the Employer Name or Address please complete the following:

Location Name:

Attention of:

Location Address:

Number and Street

City State Zip Code

18. Contribution Statements	Information for the Contribution Statements:
a. Contribution Due Date (choose the 1st through 28th of the month)

Month __________ Day _________

b. Please indicate the frequency in which Contribution Statements are to be forwarded to you.

☐ Monthly ☐ Semi-Monthly ☐ Bi-Weekly

Please note: The contribution frequency does not have to be the same for all locations.

c. Indicate how you wish to have the Contribution Statement produced:

☐ Alphabetical order

☐ Certificate Number order

☐ Social Security Number order

d. Do you want the contribution amount(s) to be printed on the Contribution Statements?

☐ Yes ☐ No

19. Location Contact Information	Location Contact Person: _______________________________________________________________
Location Contact Person’s Telephone Number ____________________ extension _________________
Location Contact Person’s Email Address ________________________________________________

20. Mailing Information	Confirmation Notices and Statements of Account will be mailed to the Participants.

FOR PROCESSING USE ONLY:

PLAN ID: _____________________ LOCATION _______________

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Section III – Trust Participation and Contract Holder Information

21. Trust Participation and Contract Holder Information

The Employer and Plan Trustee hereby adopt and agree to participate in the Group Variable Deferred Flexible Premium Annuity Trust of AXA Equitable Life Insurance Company (“Trust”) its successors and assignees.

☐  Yes    ☐  No  (Note: If yes, the “Trust” will be the Contract Holder.)

If the response above is no, specify the name of Contract Holder to be designated under the Contract: (check the appropriate box)

(i)  ☐  The Employer identified on page 1

(ii)  ☐  Other (Please Specify) ______________________________________________________________

Name of the Trust:

Address of the Trust:

Street and Number

City State Zip

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Part B

Certain Contract Provisions	I. Investment Options - (Contract Section 2.01) The Investment Options currently available under the Contract are listed in Attachment A.
One of the following two methods for selecting Investment Options is available under the Contract:

1)      Maximum Investment Options: Participants may allocate Contributions or transfer funds to both Type A and Type B Investment Options. The Options currently available are listed in Attachment A (the Investment Options Chart). However, there will be restrictions on the amounts that can be transferred out of the Guaranteed Interest Option.

2)      Maximum transfer flexibility: Participants may allocate Contributions to any available Investment Options under Type A. No restrictions will apply to amounts that can be transferred out of the Guaranteed Interest Option.

II. Guaranteed Interest Option – (Contract Section 2.02)

Minimum Guaranteed Interest Rate: Not less than 1% and not more than 3%.

III. Minimum Aggregate Contributions (on an annual basis) – (Contract Section 3.01)

$0 - $5 Million

IV. Allocations – (Contract Section 3.02)

Restrictions on Allocations into the Guaranteed Interest Option: No more than 25% of any Contribution may be allocated to the Guaranteed Interest Option. We may suspend these allocation restrictions upon notice to Participants. We will advise Participants of any such liberalization. We will also advise Participants at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified Participants of the liberalization.

V. Transfer Rules – (Contract Section 4.02)

The provisions of Section 4.02 of the Contract shall govern except that the maximum percentage of the amount in the Guaranteed Interest Option, which may be transferred, as described in Section 4.02 of the Contract, is the greater of 25% or the total amount transferred during the previous twelve months.

Restrictions on Transfers into the Guaranteed Interest Option: Transfers into the Guaranteed Interest Option will not be permitted if it would result in more than 25% of the Annuity Account Value to be in the Guaranteed Interest Option. We may suspend these transfer restrictions upon notice to Participants. We will advise Participants of any such liberalization. We will also advise Participants at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified Participants of the liberalization.

VI. Withdrawal Charges – (Contract Section 9.01)

For Plans subject to a Withdrawal Charge, each Participation Year, the Participant is permitted to withdraw up to 10% of the Annuity Account Value (less any prior withdrawals and associated withdrawal charges in the current Participation Year) without incurring a Withdrawal Charge.

The Withdrawal Charge will be assessed as a percentage of the amount withdrawn starting from the Participation Date of each Participant’s Certificate as follows:

• 10 Years: 6%, 6%, 6%, 6%, 6%, 5%, 4%, 3%, 2%, 1%, or

• 7 Years: 6%, 6%, 5%, 4%, 3%, 2%, 1%, or

• 5 Years: 5%, 5%, 5%, 5%, 5%, or

• None, or

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The Withdrawal Charge will be assessed as a percentage of each Contribution withdrawn attributable to Contributions made during the current and five prior Participation Years based on the following percentages:

• 5%, 5%, 5%, 5%, 5%, 5%, or

• 5%, 5%, 5%, 5%, 5%, 5% until the beginning of the 13th Participation Year when the charge becomes zero, or

The Withdrawal Charge will be assessed as a percentage of the amount withdrawn from each Participant’s Certificate starting from the Contract Date of the Group Contract as follows:

• 5 Years: 5%, 5%, 5%, 5%, 5%

• 3 Years: 6%, 6%, 6%

No Withdrawal Charge will apply when:
(Standard Waivers)

1) after 5 Participation Years, the Participant reaches age 55 and severs from employment; or

2) the later of the completion of at least five Participation Years and the Participant’s attainment of 59 1/2; or

3) a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 457(b) of the Code within one month of the date on which the Contribution is made; or

4)      the Participant’s attainment of age 55, the completion of at least five Participation Years and the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an eligible Annuity Certain; or

5)      the Participant’s completion of at least three Participation Years and the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, where the certain period of such annuity is least ten years; or

6)      the receipt by AXA Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution, pursuant to the terms of this Contract; or

7) the Participant dies and a death benefit is payable to the Beneficiary; or

8) the withdrawal is made to satisfy minimum distribution requirements under Code Section 401(a)(9); or

9) the Participant elects a withdrawal that qualifies as a hardship withdrawal under the Code; or

10) the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

11)   AXA Equitable receives proof satisfactory to us that the Participant’s life expectancy is six months or less, and such proof must include, but is not limited to, certification by a licensed physician; or

12)   the Participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

• its main function is to provide skilled, intermediate, or custodial nursing care;

• it provides continuous room and board to three or more persons;

• it is supervised by a registered nurse or licensed practical nurse;

• it keeps daily medical records of each patient;

• it controls and records all medications dispensed; and

• its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 10 through 12 existed at the time the [Participant’s Certificate is issued][Contract is issued] or if the condition began within the 12 month period following the issuance of the [Participant’s Certificate][Contract].

(Benefit Sensitive Waiver)

13) the Participant severs from employment.

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VII. Third Party Transfer (Contract Section 9.02)

Currently $25. AXA Equitable reserves the right to charge a maximum of $65 for each occurrence of a withdrawal for any reason, to cover administrative processing costs.

VIII. Annual Administrative Charge - (Contract Section 9.04)

If applicable, the Annual Administrative Charge will be deducted from each certificate on the last day of each Participation Year as follows:

• The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $30; waived at an Annuity Account Value of $15,000 or more, or

• The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $30; waived at an Annuity Account Value of $25,000 or more, or

• The lesser of 2% of the Annuity Account Value any prior withdrawals made during the Participation Year or $15; waived at an Annuity Account Value of $15,000, or more, or

• The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $15; waived at an Annuity Account Value of $25,000, or more, or

• None

IX. Variable Separate Account Charge – (Contract Section 9.06)

0.00% - 2.00%

X. Participant Accounts (Contract Section 8.01) and Termination of the Contract – (Contract Section 11.08)

Participant consent is required for the Employer to make withdrawals from or terminate a Participant’s account under the Contract. It is the Employer’s responsibility to obtain Participant consent.

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Acknowledgements and Agreement	When you sign this Application, you are agreeing to the elections that you have made in this Application and acknowledge that you understand the terms and conditions set forth in this Application.

By signature(s) on the next page of duly authorized person(s), the Employer and or the Trustee(s) if applicable, hereby:

1. acknowledge having received and read the most current EQUI-VEST Strategies Prospectus and any Prospectus Supplement(s) for participation under the Contract.

2. acknowledge, understand and agree to: the elections made in this Application, the various levels of fees, charges, and funding arrangements under the Contract.

3. apply for participation in the Contract as funding vehicle for the Plan;

4. agree to be bound by the terms and conditions of the Contract;

5.      acknowledge and understand that no Registered Representative of AXA Advisors or of a Broker Dealer with which AXA Advisors or AXA Distributors has entered into a selling agreement has authority to make or modify any contract or agreement on AXA Equitable’s behalf, or to waive or alter any of AXA Equitable’s rights or requirements; and

6.      acknowledge and agree that the provisions contained in this Application and the Contract issued upon acceptance of this Application by AXA Equitable supersede all prior agreements that may have previously been entered into between the Employer and AXA Equitable.

7. acknowledge, understand and agree that all forfeiture funds, if any, will be re-allocated among remaining Participants to offset future Employer Contributions.

8.      acknowledge, understand and agree that assets transferred from a prior funding vehicle are received by AXA Equitable, such assets will be deposited as one lump sum to an Unallocated Account in the Guaranteed Interest Option. Assets shall remain in this account until all forms are completed and until all information needed to complete the transfer is received by AXA Equitable. With respect to each Participant, AXA Equitable will allocate amounts to each Participant’s Certificate only after you provide instructions that are acceptable and necessary in order to complete the allocation process. Once all the necessary information is received and has been determined to be acceptable by AXA Equitable, AXA Equitable will allocate such amounts to each Participant’s Certificate. You are solely responsible for effectuating the asset transfer in accordance with all applicable laws and regulations.

9.      understand that by identifying the Designated Plan Administrator (page 3) and signing on the next page, the Employer and or the Trustee(s) are authorizing AXA Equitable to provide information regarding the Plan and Plan Participants to them.

10. understand that the Annuity Account Value attributable to allocations to the Variable Investment Options may increase or decrease and are not guaranteed as to dollar amount.

11.    understand that the Employer’s legal counsel and/or advisor should determine that there are no local or state laws, rules and/or regulations which prohibit the investment of Plan assets in the Contract and in the Investment Options indicated on Attachment A of this Application.

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Fraud Warning:

In Arkansas, Massachusetts, New Mexico, Rhode Island: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In D.C. WARNING: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

In Kentucky: It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

In Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application/enrollment form for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Maine: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

In Minnesota: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

In Ohio: Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

In Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purposes of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

FOR CONTRACT HOLDER(S):(If the Contract Holder is the Employer or the Trust as defined in Section III, complete (a) below; If the Contract Holder is other than the Employer or the Trust, complete (a) and (b) below.)

(a) __________________________________________________________________________________
Print Name of Authorized Individual/Employer City State

By __________________________________________________________________________________
Signature and Title of Authorized Individual/Employer Date

(b) __________________________________________________________________________________
Print Name of Authorized Individual/Trustee City State

By __________________________________________________________________________________
Signature and Title of Authorized Individual/Employer Date

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Accepted for AXA Equitable	ACCEPTED FOR AXA EQUITABLE:
	_______________________________	By_____________________________________
(To be completed by the AXA Equitable Processing Office)	Print Name of Authorized Signatory	Signature of Authorized Signatory
Effective Date: _______________
Group Annuity Contract No. ____________

A copy of the Contract, the Application, including Parts A and B (including the Contract Charges), and Investment Options Chart, will be signed by AXA Equitable and returned to the Contract Holder after review. All returned documents will govern the operation of the Contract. Initial Contributions will be accepted by AXA Equitable only after installation documents have been approved by AXA Equitable’s Processing Office.

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Attachment A - Investment Options Chart (Series 901)

Type B	Type A
AXA Conservative Allocation	Guaranteed Interest Option	Fidelity® VIP Contrafund®

AXA Conservative-Plus Allocation	All Asset Allocation	Fidelity® VIP Equity Income

EQ/Core Bond Index	American Century VP Mid Cap Value Fund	Fidelity VIP Mid Cap

EQ/Franklin Core Balanced	AXA Aggressive Allocation	Goldman Sachs VIT Mid Cap Value

EQ/Global Bond PLUS	AXA Moderate Allocation	Invesco V.I. Dividend Growth

EQ/Intermediate Government Bond Index	AXA Moderate-Plus Allocation	Invesco V.I. Global Real Estate

EQ/Money Market	AXA Tactical Manager 400	Invesco V.I. International Growth

EQ/PIMCO Ultra Short Bond	AXA Tactical Manager 500	Invesco V.I. Mid Cap Core Equity

EQ/Quality Bond PLUS	AXA Tactical Manager 2000	Invesco V.I. Small Cap Equity

Invesco V.I. High Yield	AXA Tactical Manager International	Ivy Funds VIP Energy

Ivy Funds VIP High Income	EQ/AllianceBernstein Small Cap Growth	Ivy Funds VIP Mid Cap Growth

Multimanager Core Bond	EQ/AXA Franklin Small Cap Value Core	Ivy Funds VIP Small Cap Growth

Multimanager Multi-Sector Bond	EQ/BlackRock Basic Value Equity	Lazard Retirement Emerging Markets Equity

PIMCO VIT CommodityRealReturn® Strategy	EQ/Boston Advisors Equity Income	MFS® International Value
	EQ/Calvert Socially Responsible	MFS® Investors Growth Stock
	EQ/Common Stock Index	MFS® Investors Trust
	EQ/Davis New York Venture	MFS® Technology
	EQ/Equity 500 Index	MFS® Utilities
	EQ/Equity Growth PLUS	Multimanager Aggressive Equity
	EQ/Franklin Templeton Allocation	Multimanager International Equity
	EQ/GAMCO Small Company Value	Multimanager Large Cap Value
	EQ/Global Multi-Sector Equity	Multimanager Mid Cap Growth
	EQ/International Core PLUS	Multimanager Mid Cap Value
	EQ/International Equity Index	Multimanager Small Cap Growth
	EQ/International Value PLUS	Multimanager Small Cap Value
	EQ/JPMorgan Value Opportunities	Multimanager Technology
	EQ/Large Cap Core PLUS	Oppenheimer Main Street Fund®/VA
	EQ/Large Cap Growth Index	Structured Investment Option
	EQ/Large Cap Growth PLUS	Target 2015 Allocation
	EQ/Large Cap Value Index	Target 2025 Allocation
	EQ/Large Cap Value PLUS	Target 2035 Allocation
	EQ/Lord Abbett Large Cap Core	Target 2045 Allocation
	EQ/MFS International Growth	Templeton Global Bond Securities
	EQ/Mid Cap Index	Van Eck VIP Global Hard Assets
EQ/Mid Cap Value PLUS
EQ/Montag & Caldwell Growth
EQ/Morgan Stanley Mid Cap Growth
EQ/Mutual Large Cap Equity
EQ/Oppenheimer Global
EQ/Small Company Index
EQ/T. Rowe Price Growth Stock
EQ/Templeton Global Equity
EQ/Van Kampen Comstock

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